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                                                                    EXHIBIT 5.01


                            [HOGAN & HARTSON L.L.P.]




                                  May 20, 2004



Board of Directors
Wabash National Corporation
1000 Sagamore Parkway South
Lafayette, Indiana 47905



Ladies and Gentlemen:

        We are acting as counsel to Wabash National Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the registration of up to 1,100,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, issuable under the Wabash National Corporation 2004 Stock Incentive Plan ("Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.  An executed copy of the Registration Statement.

         2.  A copy of the Plan.

         3. The Certificate of Incorporation of the Company with amendments thereto, as certified by the Secretary of the State of the State of Delaware on May 19, 2004 and by an Assistant Secretary of the Company on the date hereof as being complete, accurate, and in effect.

         4. The Amended and Restated Bylaws of the Company, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate, and in effect.

         5. Resolutions of the Board of Directors of the Company adopted as of March 11, 2004, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to, among other things, the approval of the Plan and the filing of the Registration Statement.


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Wabash National Corporation
May 20, 2004
Page 2



         6. Draft minutes of the Company's annual meeting on May 13, 2004, as certified by an Assistant Secretary of the Company on the date hereof as being complete and accurate, relating to the approval of the Plan.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

         Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ HOGAN & HARSTON L.L.P.

                                          HOGAN & HARTSON L.L.P.